Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-183927) and Form S-3D (No. 333-161664) of Winthrop Realty Trust and subsidiaries of our report dated March 31, 2014, relating to the consolidated financial statements of Vintage Housing Holdings, LLC, which report appears in the Annual Report on Form 10-K of Winthrop Realty Trust for the year ended December 31, 2014.

/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
March 16, 2015